UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 13, 2026, Glucotrack, Inc. (the “Company”) entered into a Waiver Agreement (the “Waiver”) with certain holders (the “Holders”) of warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued pursuant to the Securities Purchase Agreement, dated as of July 14, 2026, by and among the Company and the Holders (such agreement, the “Purchase Agreement,” and such warrants, the “Existing Warrants”). The Waiver was executed by holders constituting the Requisite Holders (as defined in the Purchase Agreement), as required by Section 11.9 of the Purchase Agreement. The Waiver provides for the waiver and termination of (i) the restriction under Section 5.10(a) of the Purchase Agreement on the Company’s issuance of, entry into any agreement to issue, or announcement of the issuance of, shares of Common Stock or Common Stock equivalents (other than exempted securities) until ninety (90) days following the effectiveness of the registration statement and receipt of the stockholder approval contemplated thereby, which waiver is effective as to all Holders, and (ii) the exercise price adjustment under Section 3(e) of the Existing Warrants in connection with any variable rate transaction, which waiver, in accordance with Section 5(m) of the Existing Warrants, is effective only with respect to the Existing Warrants held by Holders that executed the Waiver.

In consideration for the Waiver, the Company has become obligated to issue new warrants (the “New Warrants”) to purchase an aggregate of 406,198 shares of Common Stock (the “Warrant Shares”) to the Holders. The New Warrants have an exercise price of $7.50 per share, expire five (5) years from the date of issuance, and are not exercisable unless and until the Company obtains stockholder approval for the issuance of the Warrant Shares in accordance with Nasdaq Listing Rule 5635. Exercise of the New Warrants is subject to a 9.99% beneficial ownership limitation, and the exercise price is subject to customary adjustments, subject to a floor price equal to 20% of the closing sale price of the Common Stock on the date of issuance of the New Warrants. Except as expressly set forth in the Waiver, the Purchase Agreement, the Existing Warrants and the other transaction documents remain in full force and effect. The foregoing descriptions of the Waiver and the New Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Waiver and the form of New Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The New Warrants and the Warrant Shares will be issued by the Company to the Holders in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of New Warrant
10.1	Form of Waiver Agreement
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2026

GLUCOTRACK, INC.

	By:	/s/ Erik Emerson
	Name:	Erik Emerson
	Title:	Chief Executive Officer